UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	CRTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Creatd, Inc., a Nevada corporation (the “Company”), approved the Creatd, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”), which the Company intends to submit to a vote of shareholders. As the Plan was approved by the Board but has not yet been approved by the Company’s shareholders, in accordance with the rules of The Nasdaq Capital Market, the Company is permitted to adopt an equity arrangement and grant options thereunder prior to obtaining shareholder approval, provided that (i) no options can be exercised prior to obtaining shareholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if shareholder approval is not obtained. The Plan provides for the granting of Distribution Equivalent Rights, Incentive Share Options, Non-Qualified Share Options, Performance Unit Awards, Restricted Share Awards, Restricted Share Unit Awards, Share Appreciation Rights, Tandem Share Appreciation Rights, Unrestricted Share Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided in the Plan. The aggregate number of Common Shares (including Common Shares underlying Options designated as Incentive Share Options or Non-Qualified Share Options) that may be issued under the Plan shall not exceed the sum of (i) 5,450,000 Common Shares plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board. Additionally, the aggregate number of Common Shares (including Common Shares underlying Options designated as Incentive Share Options or Non-Qualified Share Options) that may be issued under the Plan to persons who are not Directors shall not exceed the sum of (i) 4,770,000 Common Shares plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2023 and ending on and including January 1, 2031 equal to the lesser of (A) five percent (5%) of the Common Shares outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of Common Shares as determined by the Board. Options issued pursuant to the Plan shall not expire later than 10 years from the date of grant.

On June 1, 2022, on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board issued options priced at the greater of the closing price on June 1, 2022 and the 30-day VWAP for the 30-day period ending on June 1, 2022 and vesting immediately upon the Company’s shareholders’ approval of the Plan (the “Tranche 1 Options”), to: (i) Jeremy Frommer, Executive Chairman, 195,000 Tranche 1 Options; (ii) Laurie Weisberg, Chief Executive Officer, 195,000 Tranche 1 Options; (iii) Justin Maury, President, 195,000 Tranche 1 Options; and (iv) Chelsea Pullano, Chief Financial Officer, 50,000 Tranche 1 Options.

On June 3, 2022, on the recommendation of the Compensation Committee, the Board agreed to issue options, subject to the recipients’ continued employment with the Company and the Company having achieved a minimum of $6 million in net revenues for the 2022 fiscal year (the “Tranche 2 Options”), vesting as follows: (a) 1/3 of the Tranche 2 Options, priced at $1.32, will vest on December 31, 2022, (b) 1/3 of the Tranche 2 Options, priced at $1.58, will vest on December 31, 2023 and (c) the final 1/3 of the Tranche 2 Options priced at $1.90, will vest on December 31, 2024. The Tranche 2 Options were awarded to: (i) Jeremy Frommer, Executive Chairman, 195,000 Tranche 2 Options; (ii) Laurie Weisberg, Chief Executive Officer, 195,000 Tranche 2 Options; (iii) Justin Maury, President, 195,000 Tranche 2 Options; and (iv) Chelsea Pullano, Chief Financial Officer, 50,000 Tranche 2 Options.

This Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of the Plan and such description is qualified in its entirety by reference to the full text of the Plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Creatd, Inc. 2022 Omnibus Securities and Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: June 7, 2022	By:	/s/ Laurie Weisberg
	Name:	Laurie Weisberg
	Title:	Chief Executive Officer

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